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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OXiGENE, Inc. 2005 Stock Plan of our reports dated March 9, 2005, with respect to the consolidated financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, OXiGENE, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of OXiGENE, Inc., filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2005